Exhibit 10.3

PURCHASE AGREEMENT ASSIGNMENT

by

UNITED CONTINENTAL HOLDINGS, INC.

to

UNITED AIRLINES, INC.

THIS PURCHASE AGREEMENT ASSIGNMENT (Assignment) dated as of October 23, 2013 is between United Continental Holdings, Inc., a Delaware corporation, (Assignor) and United Airlines, Inc. (a Delaware corporation formerly known as Continental Airlines, Inc. and successor by merger to United Airlines, Inc.) (Assignee). Capitalized terms used herein without definition will have the same meaning as in the Boeing Purchase Agreement (as that term is defined in Section 1 herein).

Assignor and The Boeing Company, a Delaware corporation, (Boeing) are parties to the Boeing Purchase Agreement, providing, among other things, for the sale by Boeing to Assignor of certain aircraft, engines and related equipment.

Assignor wishes to assign to Assignee all of its rights and interests in and to the Boeing Purchase Agreement, and Assignee wishes to acquire such rights and interests from Assignor and to assume all of Assignor’s obligations and liabilities under the Purchase Agreement, in each case subject to the terms and conditions set forth herein.

Assignor and Assignee agree as follows:

1. For all purposes of this Assignment, the following terms will have the following meanings:

Advance Payments — the payments made by Assignor to Boeing under the Boeing Purchase Agreement for the Aircraft.

Aircraft — Boeing model 737 aircraft to be delivered to Assignor conforming to the configuration described in Exhibit A to the Boeing Purchase Agreement in the quantities listed in Table 1 to the Boeing Purchase Agreement.

Boeing — Boeing shall include any wholly-owned subsidiary of Boeing, and its successors and assigns.

Boeing Purchase Agreement — Purchase Agreement No. PA-03776 dated as of July 12, 2012 between Boeing and Assignor, as amended, providing, among other things, for the sale by Boeing to Assignor of the Aircraft, as said agreement may be further amended to the extent permitted by its terms. The Boeing Purchase Agreement incorporates by reference the terms and conditions of Aircraft General Terms Agreement dated as of July 12, 2012 between the Assignor and Boeing identified as UCH-AGTA, as amended (AGTA).

Credit Memoranda — the relevant credit memoranda reflecting amounts creditable to Assignor under the Boeing Purchase Agreement in respect of the Aircraft.

Purchase Agreement Assignment by United Continental Holdings, Inc. to United Airlines, Inc.	Page 1

PURCHASE AGREEMENT ASSIGNMENT

by UNITED CONTINENTAL HOLDINGS, INC. to UNITED AIRLINES, INC.

2. Assignor does hereby assign to Assignee all of Assignor’s rights, title and interests under, in and to the Boeing Purchase Agreement, including, without limitation, (a) the right to purchase and take title to the Aircraft, (b) the right to the benefit of the Advance Payments, and (c) the Credit Memoranda.

3. Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to perform Assignor’s obligations, duties, covenants, indemnities and liabilities under the Boeing Purchase Agreement, including, without limitation, the obligations of Assignor to purchase and take title to the Aircraft and to pay the outstanding balance of the Purchase Price thereof, after taking into account the Advance Payments and those Credit Memoranda which are applied to the Purchase Price thereof.

4. Assignee, to the exclusion of Assignor, shall exercise in Assignor’s name all rights and powers of Customer under the Boeing Purchase Agreement in respect of the Aircraft.

5. Boeing will be entitled to deal solely and exclusively with Assignee, to the exclusion of Assignor. Boeing may act with acquittance and conclusively rely on the assignment by the Assignor to the Assignee effected by this Assignment.

6. Notwithstanding anything contained in this Assignment to the contrary (but without in any way releasing Assignor from any of its duties or obligations under the Boeing Purchase Agreement), Assignee confirms for the benefit of Boeing that, insofar as the provisions of the Boeing Purchase Agreement relate to the Aircraft, in exercising any rights under the Boeing Purchase Agreement, or in making any claim with respect to the Aircraft or other goods (including, without limitation, Material, training and services) delivered or to be delivered thereunder, the terms and conditions of the Boeing Purchase Agreement, including, without limitation, those relating to the DISCLAIMER AND RELEASE and EXCLUSION OF CONSEQUENTIAL AND OTHER DAMAGES in Article 11 of Part 2 of Exhibit C to the AGTA and the insurance provisions in Article 8.2 of the AGTA, shall apply to and be binding upon Assignee to the same extent as if Assignee had been named the original “Customer” thereunder. Assignee further agrees, expressly for the benefit of Boeing, upon the written request of Boeing, Assignee will promptly execute and deliver such further assurances and documents and take such further action as Boeing may reasonably request in order to obtain the full benefits of Assignee’s agreements in this Section 6.

7. Nothing contained herein will subject Boeing to any liability to which it would not otherwise be subject under the Boeing Purchase Agreement or modify in any respect the contract rights of Boeing thereunder, or require Boeing to divest itself of title to or possession of the Aircraft or other equipment until delivery thereof and payment therefor as provided therein.

8. This Assignment may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute but one and the same instrument.

9. This Assignment will be governed by, and construed in accordance with, the laws of the State of Washington.

Purchase Agreement Assignment by United Continental Holdings, Inc. to United Airlines, Inc.	Page 2

PURCHASE AGREEMENT ASSIGNMENT

by UNITED CONTINENTAL HOLDINGS, INC. to UNITED AIRLINES, INC.

ASSIGNMENT ACCEPTED AND AGREED TO this 23rd day of October of 2013

UNITED CONTINENTAL HOLDINGS, INC.		UNITED AIRLINES, INC.

as Assignor		as Assignee

By:	/s/ Gerald Laderman	By:	/s/ Gerald Laderman
	Gerald Laderman		Gerald Laderman
	Printed Name		Printed Name

Its:	Senior Vice President – Finance and Treasurer	Its:	Senior Vice President – Finance and Treasurer

Purchase Agreement Assignment by United Continental Holdings, Inc. to United Airlines, Inc.	Page 3

PURCHASE AGREEMENT ASSIGNMENT

by

UNITED CONTINENTAL HOLDINGS, INC.

to

UNITED AIRLINES, INC.

CONSENT AND AGREEMENT OF

THE BOEING COMPANY

THE BOEING COMPANY, a Delaware corporation (Boeing), hereby acknowledges notice of and consents to the foregoing Purchase Agreement Assignment (Assignment) as it relates to Boeing in respect of the Aircraft. Boeing confirms to Assignee that: all representations, warranties, indemnities and agreements of Boeing under the Boeing Purchase Agreement with respect to the Aircraft will, subject to the terms and conditions thereof and of the Assignment, inure to the benefit of Assignee to the same extent as if Assignee were originally named “Customer” therein.

This Consent and Agreement will be governed by, and construed in accordance with, the law of the State of Washington, excluding the conflict of laws principles thereof.

Dated as of October 23, 2013.

THE BOEING COMPANY

By	/s/ Susan Englander
Name:	Susan Englander
Title:	Attorney-in-Fact

Relating to:	Purchase Agreement No. PA-03776 dated as of July 12, 2012 between Boeing and United Continental Holdings, Inc.

Purchase Agreement Assignment by United Continental Holdings, Inc. to United Airlines, Inc.	Page 4